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Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        Lee Keeling and Associates, Inc. hereby consents to the references to our firm, to our report on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2002, 2003, and 2004, and our audit on the pro forma estimated proved oil and natural gas quantities (pro forma for the estimated proved reserves of the subsidiaries of TXOK Acquisition, Inc. which were acquired from ONEOK Energy, as defined in the Form S-1) presented as of September 30, 2005, included in this Registration Statement on Form S-1 (including any amendments thereto) as well as in the notes to the financial statements included therein (collectively, the "Form S-1"), to be filed with the Securities and Exchange Commission.

        We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included in this Form S-1.

/s/ LEE KEELING AND ASSOCIATES, INC. LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma November 23, 2005

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS